Exhibit 4.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated June 24, 2010, in this Registration Statement (Form S-6 No. 333-167437) of Smart Trust, Tax Free Income Trust (2010 Series D).

/s/ GRANT THORNTON LLP
GRANT THORNTON LLP

New York, New York
June 24, 2010